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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ross Systems Inc.
Atlanta, Ga.

We hereby consent to the incorporation by reference in the registration statements (File No. 333-65660, 333-39348, 33-42036, 33-48226, 33-56584,
33-72168, 33-89128, 333-36745, 333-44665, 333-71005, 33-89504, 333-19619,
333-06053, 333-44363, 333-47877, 333-58639, and 333-65065) of our reports dated
August 20, 2003, (except for Note 9 as to which the date is September 4, 2003), relating to the consolidated financial statements and schedule of Ross Systems Inc. and Subsidiaries appearing in the company's annual report on form 10-K for the year ended June 30, 2003.

/s/ BDO Seidman, LLP

Atlanta, Georgia
September 24, 2003